Exhibit 10.2

INCREMENTAL TERM LOAN AGREEMENT

THIS INCREMENTAL TERM LOAN AGREEMENT dated as of January 2, 2014 (this “Agreement”) is by and among each of the Persons identified as “Term A-3 Incremental Term Loan Lenders” on the signature pages hereto (each, a “Term A-3 Incremental Term Loan Lender”), The WhiteWave Foods Company, a Delaware corporation (the “Borrower”), the Guarantors, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement dated as of October 12, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders and the Administrative Agent, the Lenders have agreed to provide the Borrower with certain senior credit facilities;

WHEREAS, pursuant to Section 2.01(d) of the Credit Agreement, the Borrower has requested that each Term A-3 Incremental Term Loan Lender provide a portion of an Incremental Term Loan under the Credit Agreement (the “Term A-3 Incremental Term Loan”); and

WHEREAS, each Term A-3 Incremental Term Loan Lender has agreed to provide a portion of the Term A-3 Incremental Term Loan on the terms and conditions set forth herein and to become a “Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Each Term A-3 Incremental Term Loan Lender severally agrees to make its portion of the Term A-3 Incremental Term Loan in a single advance to the Borrower on the date hereof in the amount of its respective Incremental Term Loan Commitment (a “Term A-3 Incremental Term Loan Commitment”). The Term A-3 Incremental Term Loan Commitment and Applicable Percentage for each of the Term A-3 Incremental Term Loan Lenders shall be as set forth on Schedule 2.01 attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.01 attached hereto.

2. The Applicable Rate with respect to the Term A-3 Incremental Term Loan shall be the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(c) of the Credit Agreement:

Pricing Tier	Consolidated Net Leverage Ratio	LIBOR Rate Loans	Base Rate Loans
1	< 1.50:1	1.50%	0.50%
2	≥ 1.50:1 but < 2.50:1	1.75%	0.75%
3	≥ 2.50:1 but < 3.50:1	2.00%	1.00%
4	≥ 3.50:1 but < 4.00:1	2.25%	1.25%
5	≥ 4.00:1	2.50%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(c) of the Credit Agreement; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.01(c) of the Credit Agreement, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the date hereof through the first Business Day immediately following the date a Compliance Certificate is next delivered pursuant to Section 7.01(c) of the Credit Agreement shall be determined based upon Pricing Tier 3.

3. The Maturity Date for such Term A-3 Incremental Term Loan shall be January 2, 2021.

4. The Borrower shall repay to the Term A-3 Incremental Term Loan Lenders the principal amount of the Term A-3 Incremental Term Loan in installments on the last Business Day of each calendar quarter, commencing with the calendar quarter ending March 31, 2014, in the amount of 0.25% of the original principal amount of the Term A-3 Incremental Term Loan (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05 of the Credit Agreement), unless accelerated sooner pursuant to Section 9.02 of the Credit Agreement.

5. This Agreement shall be effective on the date hereof upon the satisfaction of all of the conditions set forth below:

(a) the Administrative Agent shall have received copies of this Agreement duly executed by the Borrower, the Guarantors and the Term A-3 Incremental Term Loan Lenders;

(b) the conditions to the making of the Term A-3 Incremental Term Loan set forth in Section 2.01(e) of the Credit Agreement shall have been satisfied;

(c) the Administrative Agent shall have received favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the date hereof;

(d) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that the Permitted Acquisition of EB SAV Inc., Earthbound Holdings I, LLC, and HM Earthbound LLC (the “Targets”) shall have been consummated (or shall be consummated concurrently with the advance of the Term A-3 Incremental Term Loan) substantially in accordance with Agreement and Plan of Merger, dated as of December 8, 2013, by and among the Borrower, certain Subsidiaries of the Borrower and the Targets (the “Acquisition Agreement”);

(e) the Borrower shall have delivered to the Administrative Agent a copy of the Acquisition Agreement (including all schedules and exhibits and any amendments thereto), certified by a Responsible Officer of the Borrower to be true and correct as of the date hereof; and

(f) the Borrower shall have paid all fees and expenses related to the Term A-3 Incremental Term Loan required to be paid on or before the date hereof (or shall pay such fees and expenses concurrently with the advance of the Term A-3 Incremental Term Loan).

6. Each Term A-3 Incremental Term Loan Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Term A-3 Incremental Term Loan Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

7. Each of the Administrative Agent, the Borrower, and the Guarantors agrees that, as of the date hereof, each Term A-3 Incremental Term Loan Lender shall (a) be a party to the Credit Agreement and the other Loan Documents, (b) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

8. The address of each Term A-3 Incremental Term Loan Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Term A-3 Incremental Term Loan Lender to the Administrative Agent.

9. In addition, the Term A-3 Incremental Term Loan Lenders hereby consent to the following amendments to the Credit Agreement, such amendments to be effective upon receipt of the consent thereto from the Required Lenders and the Loan Parties:

(a) The following defined term is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Second Amendment Effective Date” has the meaning given to such term in the Second Amendment to Credit Agreement, dated as of January 2, 2014 between the Borrower, the Guarantors, the Administrative Agent and the Required Lenders.

(b) The definition of “Swingline Sublimit” in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

“Swing Line Sublimit” means an amount equal to $85,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

(c) Section 2.01(e)(i) of the Credit Agreement is hereby amended in its entirety as follows:

(i) the sum of (A) the aggregate amount of all increases in the Aggregate Revolving Commitments pursuant to this Section 2.01(e) plus (B) the aggregate original principal amount of all Incremental Term Loans made pursuant to Section 2.01(d), in each case, on or after the Second Amendment Effective Date, shall not exceed $500,000,000;

10. This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or other secure electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

11. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

TERM A-3
INCREMENTAL TERM
LOAN LENDERS:	AMERICAN AGCREDIT, PCA

	By:	/s/ Bradley K. Leafgren
	Name:	Bradley K. Leafgren
	Title:	Vice President

BORROWER:	THE WHITEWAVE FOODS COMPANY, a Delaware corporation

	By:	/s/ David C. Oldani
	Name:	David C. Oldani
	Title:	Vice President, Treasurer and Investor Relations

GUARANTORS:	CREAMER NATION, LLC, a Delaware limited liability company

	By:	/s/ David C. Oldani
	Name:	David C. Oldani
	Title:	Treasurer

HORIZON ORGANIC DAIRY, LLC, a Delaware limited liability company

	By:	/s/ David C. Oldani
	Name:	David C. Oldani
	Title:	Treasurer

HORIZON ORGANIC INTERNATIONAL, INC., a Delaware corporation

	By:	/s/ David C. Oldani
	Name:	David C. Oldani
	Title:	Treasurer

HORIZON ORGANIC INTERNATIONAL HOLDING COMPANY, a Delaware corporation

	By:	/s/ David C. Oldani
	Name:	David C. Oldani
	Title:	Treasure

INCREMENTAL TERM LOAN AGREEMENT

(TERM A-3 INCREMENTAL TERM LOAN)

THE WHITEWAVE FOODS COMPANY

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SILK OPERATING COMPANY, LLC, a Delaware limited liability company

By:	/s/ David C. Oldani
Name:	David C. Oldani
Title:	Treasurer

WHITEWAVE INTERNATIONAL MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ David C. Oldani
Name:	David C. Oldani
Title:	Treasurer

WHITEWAVE SERVICES, INC., a Delaware corporation

By:	/s/ David C. Oldani
Name:	David C. Oldani
Title:	Treasurer

WWF OPERATING COMPANY, a Delaware corporation

By:	/s/ David C. Oldani
Name:	David C. Oldani
Title:	Treasurer

Accepted and Agreed:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joan Mok
Name:	Joan Mok
Title:	Vice President

INCREMENTAL TERM LOAN AGREEMENT

(TERM A-3 INCREMENTAL TERM LOAN)

THE WHITEWAVE FOODS COMPANY

Schedule 2.01

TERM A-3 INCREMENTAL TERM LOAN COMMITMENTS

AND APPLICABLE PERCENTAGE

Lender	Term A-3 Incremental Term Loan Commitment	Applicable Percentage Term A-3 Incremental Term Loan Commitment
American AgCredit, PCA	$500,000,000.00	100.000000000%
TOTAL	$500,000,000.00	100.000000000%